Exhibit 99.1

FOR IMMEDIATE RELEASE

GSE SYSTEMS ANNOUNCES THIRD QUARTER 2019 FINANCIAL RESULTS

COLUMBIA, MD - November 19, 2019 - GSE Systems, Inc. (GSE or the Company) (Nasdaq: GVP), a leader in delivering end-to-end training, engineering, compliance, simulation, and workforce solutions to the power industry, today announced financial results for the third quarter (Q3) ended September 30, 2019.

Q3 2019 vs. Q3 2018 OVERVIEW

•	Revenue of $20.0 million, compared to $21.8 million.

•	Gross profit of $4.7 million, compared to $5.4 million.

•	Net loss of $(1.1) million, or $(0.06) per diluted share, compared to net loss of $(0.5) million, or $(0.03) per diluted share.

•	Adjusted net income[1] of $0.6 million, or $0.03 per diluted share, compared to $0.8 million, or $0.04 per diluted share.

•	Adjusted EBITDA[1] of $1.4 million, compared to $1.6 million.

•	Reduced debt by approximately $1.2 million during Q3 2019.

At September 30, 2019

•	Cash and cash equivalents of $8.6 million.

•	Total debt of $19.7 million.

•	Working capital of $8.8 million and current ratio of 1.5x.

•	YTD new orders of $42.9 million.

•	Backlog of $53.7 million.

Kyle J. Loudermilk, GSE’s President and Chief Executive Officer, said, “GSE’s third quarter adjusted EBITDA totaled $1.4 million, down slightly from the prior year period.  We continued to be impacted by the termination in August 2019 of our Engineer of Choice contract with DP Engineering’s largest customer and what we believe is a temporary lull in industry staffing demand in our Nuclear Industry Training & Consulting (NITC) segment.  The contract termination at DP Engineering reduced our planned adjusted EBITDA for our Performance Improvement segment by approximately $(0.8) million in the third quarter of 2019 and $(2.5) million year to date.  We anticipate a positive-to-neutral contribution from DP Engineering beginning in the fourth quarter of 2019, so we can start 2020 with the impact behind us.  We are well-positioned for an uptick in NITC activity, and recently announced a multi-year contract for operations, maintenance and technical training support for the nuclear fleet of a major US utility.   In our Performance Solutions segment, we are bidding on and winning a steady flow of contracts and gaining traction on cross-selling and up-selling into the industry.”

Mr. Loudermilk concluded, “We have paused our acquisition activity following the purchases of Absolute Consulting, True North and DP Engineering in the last two years.  While we believe that GSE remains a highly-viable acquisition platform, today our emphasis is on growing organically, streamlining operations, containing costs, maximizing cash flow and paying down debt.  At the right time we will consider M&A opportunities, particularly those that can be transformational in nature.”

1 Refer to the non-GAAP reconciliation tables at the end of this press release for a definition of “adjusted EBITDA” and “adjusted net income”.

Q3 2019 RESULTS

Q3 2019 revenue decreased $1.8 million to $20.0 million, from $21.8 million in Q3 2018.

	Three months ended September 30,		Nine months ended September 30,
Revenue	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance	$11,417	$9,849	$36,617	$30,614
NITC	8,614	11,952	29,066	38,780
Total Revenue	$20,031	$21,801	$65,683	$69,394

Performance Improvement Solutions (Performance) revenue totaled $11.4 million and $9.8 million for Q3 2019 and Q3 2018, respectively. The Company recorded total Performance orders of $10.7 million and $17.2 million for Q3 2019 and Q3 2018, respectively. The increase in revenue was primarily driven by the acquisition of DP Engineering in Q1 2019, which contributed $1.9 million of revenue in Q3 2019, partially offset by the decrease of $0.3 million in revenue from foreign subsidiaries as a result of the winding down of the international subsidiaries.

Nuclear Industry Training and Consulting (NITC) revenue decreased to $8.6 million for Q3 2019 from $12.0 million for Q3 2018. NITC orders totaled $8.3 million and $10.7 million for Q3 2019 and Q3 2018, respectively. The decrease in revenue was largely due to lower staffing needs during the quarter, particularly reflecting the natural completion of a large contract at the end of 2018.

Q3 2019 gross profit decreased to $4.7 million, or 23.3% of revenue, from $5.4 million, or 24.9% of revenue, in Q3 2018.

(in thousands)	Three months ended September 30,				Nine months ended September 30,
Gross profit	2019	%	2018	%	2019	%	2018	%
	(unaudited)		(unaudited)		(unaudited)		(unaudited)
Performance	$3,548	31.1%	$3,638	36.9%	$11,787	32.3%	$11,318	37.0%
NITC	1,125	13.1%	1,783	14.9%	3,489	12.0%	5,341	13.8%
Gross Profit	$4,673	23.3%	$5,421	24.9%	$15,276	23.3%	$16,659	24.0%

Performance gross profit for Q3 2019 was $3.5 million, or 31.1% gross margin, compared to $3.6 million, or 36.9% gross margin, in Q3 2018. The gross margin percentage for Performance was lower in Q3 2019, primarily due to the recent acquisitions of True North and DP Engineering which have lower margin projects.

NITC gross profit for Q3 2019 was $1.1 million, or 13.1% gross margin, compared to approximately $1.8 million, or 14.9% gross margin, in Q3 2018. The lower gross profit percentage in Q3 2019 was primarily due to lower margin work from a major customer in 2019.

Selling, general and administrative (SG&A) expenses in Q3 2019 totaled $3.5 million, or 17.3% of revenue, compared to $4.4 million, or 20.0% of revenue, in Q3 2018. The minor fluctuations in SG&A expenses represented the normal changes in the regular business operation.

Amortization of definite-lived intangible assets decreased to $0.5 million in Q3 2019, compared to $0.6 million in Q3 2018. The decrease in Q3 2019, compared to Q3 2018, was primarily due to the True North acquisition’s higher first year amortization of  customer contracts and relationship definite-lived intangible assets. In Q3 2019 and Q3 2018, True North's amortization expenses totaled $0.2 million and $0.3 million, respectively.

Operating loss was approximately $0.3 million and $0.03 million in Q3 2019 and Q3 2018, respectively.

Net loss for Q3 2019 totaled approximately $(1.1) million, or $(0.06) per basic and diluted share, compared to net loss of $(0.5) million, or $(0.03) per basic and diluted share, in Q3 2018. The change was primarily driven by a $0.7 million of  restructuring charges, of which $0.3 million related to DP Engineering severance and $0.4 million related to an executive departure related to the suspension of our acquisition strategy.

Adjusted net income1, which excludes from net income the impact of non-cash loss on impairment, impact of the change in fair value of contingent consideration, restructuring charges, stock-based compensation expense, impact of the change in fair value of derivative instruments, acquisition related expenses, amortization of intangible assets related to acquisitions, bad debt expense due to customer bankruptcy, and income tax expense impact of adjustments,  was approximately $0.6 million, or $0.03 per diluted share, compared to approximately $0.8 million, or $0.04 per diluted share, in Q3 2019 and Q3 2018, respectively.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for Q3 2019 was $0.4 million compared to $0.5 million in Q3 2018.

Adjusted EBITDA1, which excludes from EBITDA non-cash loss on impairment, the impact of the change in fair value of contingent consideration, restructuring charges, stock-based compensation expense, impact of the change in fair value of derivative instruments, acquisition related expenses, and bad debt due to customer bankruptcy, totaled approximately $1.4 million and $1.6 million for Q3 2019 and Q3 2018, respectively.

BACKLOG AND CASH POSITION

Backlog at September 30, 2019 was $53.7 million, compared to $70.4 million at September 30, 2018. Backlog at September 30, 2019, included $37.8 million of Performance backlog, $2.3 million of which was attributable to DP Engineering, and $15.9 million of NITC backlog.

GSE’s cash position at September 30, 2019, was $8.6 million, as compared to $12.1 million, at December 31, 2018. The change in cash position was primarily driven by the timing difference of cash collection and payments in different periods and a $1.2 million payment on the principal of long-term debt.

CONFERENCE CALL

Management will host a conference call today at 4:30 pm Eastern Time to discuss Q3 2019 results as well as other matters.

Interested parties may participate in the call by dialing:

•	(877) 407-9753 (Domestic)
•	(201) 493-6739 (International)

The conference call will also be accessible via the following link:
https://78449.themediaframe.com/dataconf/productusers/gvp/mediaframe/33234/indexl.html

For those who cannot listen to the live broadcast, an online webcast replay will be available at www.gses.com or the following link:
https://78449.themediaframe.com/dataconf/productusers/gvp/mediaframe/33234/indexl.html

ABOUT GSE SYSTEMS, INC.

GSE Systems, Inc. is a leading provider of engineering, expert staffing, and simulation software to clients in the power and process industries. GSE’s products and services are tailored to help customers achieve performance excellence in design, training, compliance, and operations. The Company has over four decades of experience, more than 1,100 installations, and hundreds of customers in over 50 countries spanning the globe. GSE Systems is headquartered in Maryland, with offices in Alabama, Florida, Colorado, Texas and Beijing, China. Information about GSE Systems is available at  www.gses.com.

FORWARD LOOKING STATEMENTS

We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as “expect,” “intend,” “believe,” “may,” “will,” “should,” “could,” “anticipates,” and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	The Equity Group Inc.
Kyle Loudermilk	Kalle Ahl, CFA
Chief Executive Officer	(212) 836-9614
GSE Systems, Inc.	kahl@equityny.com
(410) 970-7800

GSE SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Revenue	$20,031	$21,801	$65,683	$69,394
Cost of revenue	15,358	16,380	50,407	52,735
Gross profit	4,673	5,421	15,276	16,659

Operating expenses:
Selling, general and administrative	3,465	4,366	12,231	13,686
Research and development	130	247	526	765
Restructuring charges	740	70	742	1,177
Loss on impairment	-	-	5,464	-
Depreciation	107	132	300	411
Amortization of definite-lived intangible assets	494	632	1,550	1,094
Total operating expenses	4,936	5,447	20,813	17,133

Operating income (loss)	(263)	(26)	(5,537)	(474)

Interest (expense), net	(288)	(114)	(812)	(153)
Loss on derivative instruments, net	(61)	(59)	(69)	(306)
Other (expense) income, net	59	(5)	62	24
Income (loss) before income taxes	(553)	(204)	(6,356)	(909)
Provision (benefit) for income taxes	568	314	(874)	124
Net loss	$(1,121)	$(518)	$(5,482)	$(1,033)

Basic loss per common share	$(0.06)	$(0.03)	$(0.27)	$(0.05)

Diluted loss per common share	$(0.06)	$(0.03)	$(0.27)	$(0.05)

Weighted average shares outstanding - Basic	20,007,469	19,786,888	20,021,829	19,620,207

Weighted average shares outstanding - Diluted	20,007,469	19,786,888	20,021,829	19,620,207

GSE SYSTEMS, INC AND SUBSIDIARIES
Selected Balance Sheet Data (in thousands)

	September 30, 2019	December 31, 2018
	(unaudited)	(audited)
Cash and cash equivalents	$8,606	$12,123
Current assets	27,008	35,000
Total assets	63,859	61,440

Current liabilities	$18,177	$22,330
Long-term liabilities	19,159	7,981
Stockholders' equity	26,523	31,129

EBITDA and Adjusted EBITDA Reconciliation (in thousands)

References to “EBITDA” mean net (loss) income, before taking into account interest expense (income), provision for income taxes, depreciation, and amortization. References to Adjusted EBITDA exclude non-cash loss resulting from impairment charges to lower carrying amount of goodwill and intangible assets, impact of the change in fair value of contingent consideration, restructuring charges, stock-based compensation expense, impact of the change in fair value of derivative instruments, and acquisition-related expense. EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles (GAAP). Management believes EBITDA and Adjusted EBITDA, in addition to operating profit, net income and other GAAP measures, are useful to investors to evaluate the Company’s results because it excludes certain items that are not directly related to the Company’s core operating performance that may, or could, have a disproportionate positive or negative impact on our results for any particular period. Investors should recognize that EBITDA and Adjusted EBITDA might not be comparable to similarly-titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of non-GAAP EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation G follows:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net loss	$(1,121)	$(518)	$(5,482)	$(1,033)
Interest expense (income), net	288	114	812	153
Provision (benefit) for income taxes	568	314	(874)	124
Depreciation and amortization	666	573	2,143	1,858
EBITDA	401	483	(3,401)	1,102
Loss on impairment	-	-	5,464	-
Change in fair value of contingent consideration	-	-	(1,200)	-
Restructuring charges	740	70	742	1,107
Stock-based compensation expense	114	401	1,150	1,535
Impact of the change in fair value of derivative instruments	61	91	69	306
Acquisition-related expense	116	491	744	491
Bad debt expense due to customer bankruptcy	-	65	-	65
Adjusted EBITDA	$1,432	$1,569	$3,568	$4,606

Adjusted Net Income and Adjusted EPS Reconciliation (in thousands, except per share amounts)

References to Adjusted net income exclude non-cash loss on impairment, impact of the change in fair value of contingent consideration, restructuring charges, stock-based compensation expense, impact of the change in fair value of derivative instruments, acquisition-related expense, and amortization of intangible assets related to acquisitions, net of income tax expense impact of adjustments. Adjusted Net Income and adjusted earnings per share (adjusted EPS) are not measures of financial performance under generally accepted accounting principles (GAAP). Management believes adjusted net income and adjusted EPS, in addition to other GAAP measures, are useful to investors to evaluate the Company’s results because they exclude certain items that are not directly related to the Company’s core operating performance that may, or could, have a disproportionate positive or negative impact on our results for any particular period.  These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of non-GAAP adjusted net income and adjusted EPS to GAAP net income, the most directly comparable GAAP financial measure, is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net loss	$(1,121)	$(518)	$(5,482)	$(1,033)
Loss on impairment	-	-	5,464	-
Change in fair value of contingent consideration	-	-	(1,200)	-
Restructuring charges	740	70	742	1,107
Stock-based compensation expense	114	401	1,150	1,535
Impact of the change in fair value of derivative instruments	61	59	69	306
Acquisition-related expense	116	491	744	491
Amortization of intangible assets related to acquisitions	494	312	1,550	1,094
Bad debt expense due to customer bankruptcy	-	65	-	65
Income tax expense impact of adjustments	186	(63)	(1,761)	(1,165)
Adjusted net income	$590	$817	$1,276	$2,400

Diluted loss per common share	$(0.06)	$(0.03)	$(0.27)	$(0.05)

Adjusted earnings per common share - Diluted	$0.03	$0.04	$0.06	$0.12

Weighted average shares outstanding - Diluted(1)	20,586,145	20,166,912	20,418,960	19,932,921

(1) During the nine months ended September 30, 2019 and 2018, the Company reported both a GAAP net loss and positive adjusted net income. Accordingly, there were 397,131 and 645,714 dilutive shares from options and RSUs included in the adjusted earnings per common share calculation that were considered anti-dilutive in determining the GAAP diluted loss per common share.

(1) During the three months ended September 30, 2019 and 2018, the Company reported a GAAP net loss and positive adjusted net income. Accordingly, there were 578,676 and 713,024 dilutive shares from options and RSUs included in the adjusted earnings per common share calculation, that were considered anti-dilutive in determining the GAAP diluted loss per common share.